Subsidiaries:

English Name	**Chinese Name**	**Place of Incorporation**
AutoChina Group Inc.	N/A	Cayman Islands
Fancy Think Limited	N/A	Hong Kong
Eastern Eagle International	N/A	Hong Kong
Hebei Anyong Trading Co., Ltd	河北安勇贸易有限公司	PRC
Hebei Ruijie Hotel Management Co., Ltd	河北瑞捷酒店管理有限公司	PRC
Shijiazhuang Hilton Hotel	石家庄希尔顿酒店	PRC
Kaiyuan Finance Center Business Restaurant	开元金融中心商务餐厅	PRC
Ganglian Finance Leasing	港联融资租赁有限公司	PRC
Hebei Chuanglian Finance Leasing Co., Ltd.	河北创联融资租赁有限公司	PRC
Hebei Ruiliang Trading	河北瑞良商贸有限公司	PRC
Hebei Remittance Guarantee	河北汇通非融资性担保有限公司	PRC
Chuangjin World Investment	创金天地投资有限公司	PRC
Hebei Ruiliang Property Services	河北瑞良物业服务有限公司	PRC
Shijiazhuang Chuanglang Trade Co., Ltd.	石家庄创朗贸易有限公司	PRC

Consolidated variable interest entities:

English Name	**Chinese Name**	**Place of Incorporation**
Kaiyuan Auto Trade Group	世捷开元汽车贸易集团有限公司	PRC
Hebei Xuhua Trading	河北旭华贸易有限公司	PRC
Hebei Shengrong Investment	河北盛荣投资有限公司	PRC
Hebei Yarui Trading	河北亚瑞贸易有限公司	PRC
Beijing Wendu Technology	北京温杜科技有限公司	PRC
Shenzhen Shijie Kaiyuan Financial Services	深圳世捷开元金融服务有限公司	PRC
Shenzhen Kaiyuan Inclusive Financial Services	深圳开元普惠金融服务有限公司	PRC
Qingyi Technology	轻易科技有限公司	PRC
Dianfubao Investment	垫富宝投资有限公司	PRC
Beijing Yihaoche Technology	北京壹号车科技有限公司	PRC
Dianfubao Information Technology	垫福宝信息科技有限公司	PRC